As filed with the Securities and Exchange Commission
                                        on December 12, 1995.
                                     Registration No. 33-___________

                                                    UNITED STATES
                                         SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C.  20549

                                                         FORM S-4
                     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                              ARNOLD INDUSTRIES, INC.
                          (Exact Name of Issuer as specified in its charter)

      Pennsylvania                       4200                    23-2200465
(State or other jurisdiction        (Primary Standard        (I.R.S. Employer
incorporation or organization)      of Industrial                Number)
                                    Classification
                                    Code Number)


                                             625 South Fifth Avenue
                                               Lebanon, PA  17042
                                                  (717) 274-2521
     (Address, including Zip Code, and Telephone Number, Including Area Code
                          of Registrant's Principal Executive Offices)


                                              Copies to:
E.H. ARNOLD, PRESIDENT                        HEATH L. ALLEN, ESQUIRE
ARNOLD INDUSTRIES, INC.                       KEEFER, WOOD, ALLEN & RAHAL
625 SOUTH FIFTH AVENUE                        P.O. BOX 11963
LEBANON, PA  17042                            HARRISBURG, PA  17108-1963
(717) 274-2521                                (717) 255-8000
              (Name, Address, Including Zip Code, and Telephone Number,
                    Including Area Code, of Agent for Service)

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the securities registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:

         If any of the securities are being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X

                                      Calculation of Registration Fee

Title of                       Proposed Maximum    Proposed Maximum    Amount of
Securities to  Amount to be    Offering Price      Aggregate Offering  Registra-
be Registered  Registered (1)  Per Unit (1) (2)    Price (1) (2)       tion Fee

Common Stock
$1.00 par value
Warrants (3)

Total           $75,000,000          100%             $75,000,000     $25,862.07

(1) Not specified as to each class of Securities to be registered pursuant to General Instruction J of Form S-4. In no event will the aggregate initial offering price of the Securities issued under this Registration Statement exceed $75,000,000. Securities registered hereby may be sold separately, together or in units with other Securities registered hereunder. In addition to any Securities that may be issued directly under this Registration Statement, there is being registered hereunder, without payment of an additional fee, an indeterminate amount of Common Stock that may be issuable on the exercise of Warrants. The registration of Securities referred to herein shall be deemed applicable only in connection with transactions in which no exemption from registration is being relied upon by the Registrant.

(2) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the Securities registered hereunder.

(3) The Warrants will entitle the holder to purchase Common Stock of the Registrant.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                                              CROSS-REFERENCE SHEET


                                  Pursuant to Item 501(b) of Regulation S-K

   Form S-4 Item                                    Location
Number and Caption                                  in Prospectus

                           A.  INFORMATION ABOUT THE TRANSACTION

 1. Forepart of Registration Statement and Facing page of Registration Outside Front Cover Page of Prospectus Statement; Reference Sheet;
                                               Outside Front Cover Page of
                                               Prospectus

 2. Inside Front and Outside Back Cover       Inside Front Cover Page of
    Pages of Prospectus                       Prospectus; Available
                                              Information; Incorporation of
                                              Certain Documents By Reference;
                                              Outside Back Cover Page; Table
                                              of Contents

 3. Risk Factors and Other Information        The Company; Plan of
                                              Distribution; Selected Financial
                                              Data; Stock Market Prices

 4. Terms of the Transaction                  The Company; Plan of
                                              Distribution; Terms of Securities

 5. Pro Forma Financial Information           Not Applicable

 6. Material Contracts with the Company       Not Applicable
    Being Acquired

 7. Additional Information Required for       Not Applicable
    Reoffering by Persons and Parties
    Deemed to be Underwriter

 8. Interests of Named Experts and Counsel     Experts; Legal Matters

 9. Disclosure of Commission Position          Disclosure of Commission
    on Indemnification for Securities          Position on Indemnification
    Act Liability                              for Securities Act Liabilities


                                  B.  INFORMATION ABOUT THE REGISTRANT

10. Information With Respect to S-3            Not Applicable
    Registrants

11. Incorporation of Certain Information       Available Information;
    by Reference                               Incorporation of Certain
                                               Documents by Reference

12. Information With Respect to S-2 or         Not Applicable
    S-3 Registrants

13. Incorporation of Certain Information       Not Applicable
         by Reference

14. Information With Respect to Registrants    Not Applicable
    Other Than S-3 or S-2 Registrants


                       C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information With Respect to S-3 Companies   Not Applicable

16. Information With Respect to S-2 or S-3      Not Applicable
    Companies

17. Information With Respect to Other           Not Applicable
    Than S-3 or S-2 Companies


                             D.  VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents or          Not Applicable
    Authorizations are to be Solicited

19. Information if Proxies, Consents or          Not Applicable
    Authorizations are not to be Solicited
    in an Exchange Offer

                    SUBJECT TO COMPLETION, DATED DECEMBER 12, 1995
Prospectus
                                       $75,000,000

                                ARNOLD INDUSTRIES, INC.

                                       Common Stock
                                        Warrants

     Arnold Industries, Inc., a Pennsylvania corporation (the "Company"), may offer from time to time shares of its Common Stock and/or warrants therefor (collectively, "Securities") to purchase other companies' securities or assets in connection with the acquisition, directly or indirectly, of various businesses, properties or interests therein by the Company or one or more of its subsidiaries. The terms of such acquisitions involving issuance of the Securities will be determined by negotiations between the Company and stockholders or representatives of the businesses to be acquired. The terms of the Securities, other than the Company's Common Stock, to be issued in such acquisitions will be set forth in a Supplement to this Prospectus relating to the respective transactions in which the Securities will be issued.

    This Prospectus also may be used by persons ("Selling Stockholders") who receive Securities covered by this Prospectus in transactions described above and who wish to resell such Securities in transactions to be registered under the Securities Act of 1933, as amended (the "Securities Act"). No consideration will be received by the Company in connection with sales of Selling Stockholders. Any Selling Stockholders and the terms of the sales of their Securities will be set forth in a Supplement to this Prospectus.

    The Company's Common Stock is traded in the NASDAQ National
Market System under the symbol "AIND." On December 4, 1995, the closing price for the Common Stock was $17.875 per share.

    All expenses of this offering will be paid by the Company.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                     SECURITIES COMMISSION OR HAS THE SECURITIES
                       AND EXCHANGE COMMISSION OR ANY STATE
                       SECURITIES COMMISSION PASSED UPON THE
                          ACCURACY OR ADEQUACY OF THIS
                          PROSPECTUS OR ANY SUPPLEMENT
                           HERETO.  ANY REPRESENTATION
                              TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    The date of this Prospectus is December 12, 1995.


                                AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"), including proxy statements. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

    The Company has filed with the Commission a Registration Statement on Form S-4 (together with any exhibits, amendments or Supplements thereto, the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus constitutes a part of such Registration Statement. As permitted by the rules and regulations of the Commission, this Prospectus does not, and any Prospectus Supplement may not, contain all of the information set forth in the Registration Statement. Statements contained in this Prospectus, any Prospectus Supplement or in any document incorporated by reference in this Prospectus or any Prospectus Supplement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance where such contract or document has been filed as an exhibit to the Registration Statement or other document incorporated by reference, reference is made to the copy of such contract or other document, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected at the Commission's public reference facilities in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Heath L. Allen, Secretary, Arnold Industries, Inc., 625 South Fifth Avenue, Lebanon,
Pennsylvania 17042; telephone (717)274-2521. In order to ensure timely delivery of the documents, any request should be made at least five (5) business days prior to the date on which the final investment decision must be made.

    The following documents, filed with the Commission under the Exchange Act, are hereby incorporated herein by reference as of their respective dates:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

        (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and
September 30, 1995;

        (c) The Company's proxy statement dated March 22, 1995, relating to its Annual Meeting of Shareholders; and

        (d) All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering described herein. Such documents and reports shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports, except (1) as to any portion of any future annual reports to the shareholders of the Company or any proxy or information statement which is not deemed to be filed under such provisions, or (2) any financial data schedule included in any document pursuant to Regulation S-K, Item 601(c).

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement, this Prospectus and any Prospectus Supplement to the extent that a statement contained in the Prospectus Supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement or this Prospectus, modifies and supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement.

    The Company will provide without charge to each person to whom a copy of this Prospectus or any Prospectus Supplement has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents.


                              THE COMPANY

     Arnold Industries, Inc. (the "Company") is a Pennsylvania corporation engaged in the trucking and warehousing business. The Company was formed to effect the 1982 reorganization of New Penn Motor Express, Inc., its predecessor, which began operations in 1931 under the leadership of Henry R. Arnold, the father of the Company's President, E.H. Arnold, and which became publicly held in 1972. The Company's general offices are located at 625 South Fifth Avenue, Lebanon, Pennsylvania 17042. Its telephone number is (717) 274-2521. The Company's business activities are primarily conducted by four (4) operating subsidiaries.

     New Penn Motor Express, Inc. ("New Penn") is a less-than-truckload ("LTL") transportation company, which transports commodities by motor vehicle, primarily in New England and the Mid-Atlantic states. New Penn also serves the Southeastern Atlantic states, Florida and Puerto Rico through correspondent agreements and certain areas of Canada, including Montreal, directly.

     Lebarnold, Inc. ("Lebarnold") provides truckload ("TL") service and, under the name ADW, warehousing and warehouse-related trucking operations. Lebarnold's trucking division has 48-state authority to serve the general public, although its basic business, that of truckload carriage, is conducted East of the Mississippi. ADW serves the assembly, distribution and warehousing needs of its customers primarily from five (5) separate warehouses in Central Pennsylvania with a total capacity in excess of 1,500,000 square feet.

     SilverEagle Transport, Inc. ("SilverEagle") is a regional dry freight truckload carrier based in Jacksonville, Florida. Its primary customer base is in the food industry. SilverEagle's areas of service include the Southeast and Mid-Atlantic states, New York and Ohio.

     DW Freight, Inc. ("DW") has as its primary operating unit Dalworth Trucking Co. Dalworth is a truckload carrier based in Grand Prairie, Texas. Dalworth's main area of operation is in Texas and Oklahoma, but it also provides services to Louisiana, Arkansas and other Midwestern states. Dalworth's primary customer base is in the food and beverage industries.

     The motor carrier industry is highly competitive, particularly as a result of deregulation of Interstate Commerce Commission operating authority. The Company's subsidiaries compete primarily with other motor common carriers, motor contract carriers, private transportation and railroads. A very substantial number of motor carriers operate within the same areas served by the Company's subsidiaries. Some of the competing carriers are larger than the Company in terms of tonnage handled, revenue and net worth. Furthermore, as a result of deregulation, the ICC and state regulatory agencies are authorizing many additional carriers to operate in interstate and intrastate commerce in the same geographical territory in which the Company's subsidiaries are currently operating.

     The competitive position of a trucking company depends upon rates as well as consistency and dependability of service. Price cutting, especially for truckload carriage, has become intense. Profitability depends upon the ability to maximize utilization of revenue equipment and to minimize handling costs.


                          PLAN OF DISTRIBUTION


     From time to time, the Company may offer shares of its Common Stock and/or warrants therefor to purchase the securities or assets of other companies in connection with the acquisition of various businesses, properties or interests therein by the Company or one or more of its subsidiaries. The terms of such acquisitions involving issuance of the Securities covered by this Prospectus will be determined by negotiations between the Company and representatives of the businesses to be acquired. The terms of the Securities to be issued in such acquisitions, if other than the Common Stock, will be set forth in a Supplement to this Prospectus.


                                       SELECTED FINANCIAL DATA


ARNOLD INDUSTRIES, INC.
FIVE-YEAR FINANCIAL SUMMARY<F1>
(dollars in thousands, except per share data)


Fiscal Year                    1994       1993      1992        1991     1990
 Income
 Operating revenues           302,390    272,697    233,620   196,202   188,830
 Operating expenses
   Depreciation and
     amortization              21,120     17,811     14,222    11,500    10,527
   Operating taxes and
     licenses                   8,924      7,908      6,780     5,887     4,836
   Other                      222,824    200,106    172,304   142,080   137,027

 Operating income              49,522     46,872     40,314    36,735    36,440
 Non-operating income (expense)
   Interest income (expense),
     net                           35        355         246       195   (1,123)
   Other                         (429)     1,326         (71)       10     (499)

 Income before income taxes and
  extraordinary loss           49,128     48,553       40,489    36,940   34,868

 Income taxes                  18,384     18,651       14,660    13,512   12,452

 Income before extraordinary
   loss                        30,744     29,902       25,829    23,428   22,416
 Extraordinary loss, net of
   tax benefit <F5>               389       ---          ---       ---     ---

 Net income                     30,355    29,902       25,829    23,428   22,416


 Per Share Data <F2>
 Income before extraordinary
   loss                           1.16      1.13          .97       .88      .84
 Net income                       1.14      1.13          .97       .88      .84
 Cash dividends declared           .41       .35          .32       .29      .25
 Book Value                       6.63      5.90         5.12      4.47     3.86

 Financial Position - Year End
 Cash, temporary investments
   and marketable
   securities <F3>              41,643     38,285       45,186   57,558   37,184
 Working capital <F4>           24,839     24,093       29,856   55,664   30,877
 Property and equipment -
   net                         169,603    144,148      110,674   88,250   91,393
 Total assets                  260,279    228,361      197,203  170,668  159,973
 Long-term debt                  ---        ---            476   17,603   19,479
 Stockholders' equity          176,458    156,867      136,015  118,502  102,362

 Other Data
 Percentage return on average
   stockholders' equity           18.2       20.4         20.3     21.2     23.6

 Net cash provided by operating
   activities                   60,524      51,299      34,518   35,898   36,639


<F1>
      D.W. Freight, Inc. was acquired in April 1992 and is accounted for under the purchase method.
<F2>
      Adjusted to give retroactive effect to the two-for-one stock split (1993), and the two-for-one stock split (1991).
<F3>
      Excludes restricted cash.
<F4>
      Certain liabilities with respect to claims were reclassified as long-term beginning in 1991.
<F5>
      Write-off of the unamortized balance of intrastate operating rights.

                                             STOCK MARKET PRICES


                        1995                     1994                1993
                      High       Low         High      Low       High     Low

 First Quarter       20 3/4      17 3/8      22 3/4   18 3/4    17 1/4   16 1/8
 Second Quarter      18 1/2      16 1/4      21       18        16       13 3/4
 Third Quarter       19 1/4      16 3/4      20 1/4   18        20 1/4   18 3/4
 Fourth Quarter      18 3/4<F1>  15 7/8<F1>  23 1/2   18        21 1/4   18 1/4

<F1>
    Through December 4, 1995 only

For information on the current price of the Company's common stock, see the Prospectus cover page.


                                  TERMS OF SECURITIES

                                      Capital Stock

     The holders of shares of the Company's Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Shareholders have cumulative voting rights with respect to the election of directors. That is, every shareholder entitled to vote shall have the right to multiply the number of shares which the shareholder is entitled to vote by the total number of directors to be elected and to cast the number of such votes for one candidate or distribute them among any two or more candidates. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any properly authorized and outstanding preferred stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of the offering will be, fully paid and non-assessable.

     The authorized capital stock of the Company presently stands at 100,000,000 shares of Common Stock $1.00 par value per share.
As of September 18, 1995, there were 26,636,454 shares of Common
Stock outstanding.

                                     WARRANTS

     The Company may issue Warrants to purchase its Common Stock. If Warrants are issued, the Supplement will describe the Common Stock that may be purchased on the exercise of the Warrant and the exercise price, the term and any other material provisions of the Warrants.

                                       EXPERTS

     The consolidated balance sheets as of December 31, 1994 and 1993 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     LEGAL MATTERS

         The legality of the Company's securities offered hereby will be passed upon for the Company by Keefer, Wood, Allen & Rahal, 210 Walnut Street, P.O. Box 11963, Harrisburg, Pennsylvania 17108. Heath L. Allen, a partner of Keefer, Wood, Allen & Rahal, has been a director and the Secretary of Arnold Industries since 1982.
Mr. Allen is also a shareholder of Arnold Industries, holding approximately 1% of the Company's outstanding common stock.

                             DISCLOSURE OF COMMISSION POSITION ON
                       INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


     In general, Pennsylvania corporation law allows for, and the Company's By-Laws provide for, indemnification of Company officers and directors acting in their capacity as such, absent a showing the act or omission alleged constitutes self-dealing, willful misconduct or recklessness.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

      No dealer, salesperson or
other individual has been authorized
to give any information or to make
any representations not contained
in this Prospectus.  If given or
made, such information or repre-
sentations must not be relied
upon as having been authorized
by the Company.  This Prospectus                    ARNOLD INDUSTRIES, INC.
does not constitute an offer to
sell, or a solicitation of an
offer to buy, the shares in any
jurisdiction where, or to any                               Common Stock
person to whom it is unlawful to
make such offer or solicitation.                             Warrants
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, under any circum-
stances, create an implication
that there has not been any change
in the facts set forth in this
Prospectus or in the affairs of
the Company since the date hereof.


__________________________                                     PROSPECTUS


    TABLE OF CONTENTS

                                                 Page
Available Information                            1
Incorporation of Certain
   Documents by Reference                        1 & 2
The Company                                      3
Plan of Distribution                             4
Selected Financial Data                          5
Stock Market Prices                              6
Terms of Securities                              6 & 7
Experts                                          7
Legal Matters                                    7


                                                        December 12, 1995

                                                     END OF PROSPECTUS


                                                       PART II
                                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In general, Pennsylvania corporation law allows for, and the Company's By-laws provide for, indemnification of Company officers and directors acting in their capacity as such, absent a showing the act or omission alleged constitutes self-dealing, willful misconduct or recklessness.

     In addition to the Company's By-laws, Sections 511 through 518 and 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988 (as amended), set forth indemnification rights and restric-tions available to the Company's directors and are located at 15 Pa.C.S.A. Sections 511-518 and 1741-1750.

Item 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)    Exhibits

Exhibit
Number                                         Description

 3.1 Articles of Incorporation (as amended) (Filed as Exhibit 3.1 to Registrant's Form 10-K for the fiscal year ended
            December 31, 1989 and incorporated herein by reference)

 3.2 Bylaws (as amended) (filed as Exhibit 3.2 to Registrant's Form 10-K for the fiscal year ended December 31, 1989 and incorporated herein by reference)

 5.1 Opinion of Counsel as to the legality of the securities being registered

13.1 The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Commission and incorporated herein by reference.

13.2 The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, filed with the Commission and incorporated herein by reference.

13.3 The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, filed with the Commission and incorporated herein by reference.

13.4 The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995, filed with the Commission and incorporated herein by reference.

13.5 The Company's proxy statement dated March 22, 1995, relating to its Annual Meeting of Shareholders filed with the Commission and incorporated herein by reference.

22.1        Subsidiaries of the Company

24.1        Consent of Certified Public Accountants - Coopers &
            Lybrand L.L.P.

24.2        Consent of Counsel.


(b)    Financial Statement Schedules

                     Schedule II - Valuation and Qualifying Accounts and
               Reserves for the Years Ended December 31, 1994, 1993 and 1992
                 (Filed as Schedule II to the Registrant's Form 10-K for the
                          Fiscal Year Ended December 31, 1994 and
                              incorporated herein by reference)

     All other schedules are omitted because they are not required, inapplicable or the information is otherwise shown in the financial statements or notes thereto.

Item 22.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i)   To include any prospectus required by section
               10(a)(3) of the Securities Act of 1993;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
               Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (Section 230.415 of this chapter), will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Lebanon, State of Pennsylvania on December 11, 1995.

                                           ARNOLD INDUSTRIES, INC.


                                            By     /s/ E. H. Arnold

                                              E.H. Arnold, President


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. H. Arnold his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          CAPACITY                DATE


/s/ E. H. Arnold                   President and           December 11, 1995
E. H. Arnold                       Chairman of the
                                   Board of Directors

/s/ Kenneth F. Leedy               Director                December 11, 1995
Kenneth F. Leedy


/s/ Ronald E. Walborn              Director                December 11, 1995
Ronald E. Walborn


/s/ Heath L. Allen                 Director                December 11, 1995
Heath L. Allen


/s/ Paul L. Shiffler               Chief Financial         December 11, 1995
Paul L. Shiffler                   Officer


                                           INDEX TO EXHIBITS


Exhibit  5.1                Opinion of Counsel

Exhibit 22.1                Subsidiaries of the Registrant

Exhibit 24.1                Consent of Coopers & Lybrand L.L.P.

Exhibit 24.2                Consent of Counsel



                            [KEEFER, WOOD, ALLEN & RAHAL LETTERHEAD]



                                          December 12, 1995


To:  Original Recipients of Stock or Warrants
         Issued Pursuant to this Registration Statement

Dear Sir or Madam:

         We have acted as legal counsel to Arnold Industries, Inc., a Pennsylvania corporation (the "Company") in connection with this Registration Statement. As counsel to the Company, we have examined such books and records of the Company as we have deemed necessary to render the opinion stated herein. Based upon our review, it is our opinion that the shares of common stock of the Company to be issued pursuant to this Registration Statement will, if and when issued pursuant to authority of the Company's Board of Directors, be duly authorized, validly issued, and fully paid and non-assessable, provided that the Company receives such consideration for said stock as is approved by the Company's Board. In addition, to the extent warrants for Company common stock are issued pursuant to this Registration Statement, if and as authorized by the Board and upon receipt of such consideration as approved by the Company's Board for said warrants, that such warrants shall be duly authorized and validly issued.

                                       Very truly yours,

                                       KEEFER, WOOD, ALLEN & RAHAL

                                       By

                                           /s/ Jeffrey F. Smith

                                             Jeffrey F. Smith

JFS/kch

                                    EXHIBIT 5.1

                           Subsidiaries of the Registrant


     At December 12, 1995, the Registrant had seven wholly owned subsidiaries, all of which are included in the consolidated financial statements, as follows:


                                                   Organized Under the
        Name                                            Laws of

        New Penn Motor Express, Inc.               Pennsylvania

        Lebarnold, Inc.                            Pennsylvania

        E & A Truck Service, Inc.                  New Jersey

        Tudor Lane, Inc.                           Delaware

        NTL, Inc.                                  Delaware

        SilverEagle Transport, Inc.                Florida

        D.W. Freight, Inc.                         Oklahoma


                                  EXHIBIT 22.1


                         [COOPERS & LYBRAND L.L.P. LETTERHEAD]


                             CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated March 1, 1995, on our audits of the financial statements and the financial statement schedule of Arnold Industries, Inc. We also consent to the reference to our firm under the caption "Experts."


                               /s/       Coopers & Lybrand L.L.P.


Harrisburg, Pennsylvania
December 6, 1995


                                    EXHIBIT 24.1


                      [KEEFER, WOOD, ALLEN & RAHAL LETTERHEAD]



To the Board of Directors of
   Arnold Industries, Inc.

         Re:       Securities and Exchange Commission
                   Registration Statement and
                   Prospectus Filed December 12, 1995

Gentlemen:

         Please be advised that we consent to the use of our opinion in this Registration Statement and to your reference to this firm under the caption "Legal Matters" in the accompanying Prospectus.

                                       Very truly yours,

                                       KEEFER, WOOD, ALLEN & RAHAL

                                       By
                                            /s/ Jeffrey F. Smith
                                             Jeffrey F. Smith

JFS/kch

                               EXHIBIT 24.2